                       SECURITIES PURCHASE AGREEMENT


                              BY AND BETWEEN



                             Kelcy L. Warren,
                  Individually as the Sole Shareholder of
                   Energy Transfer Corporation and as a
                Limited Partner of Energy Transfer I, Ltd.
                                    and
                           Flowstone L.P., as a
                Limited Partner of Energy Transfer I, Ltd.

                                    AND


                       CORNERSTONE PIPELINE COMPANY








                            Dated June 6, 1995

                             TABLE OF CONTENTS
                                                                       Page

RECITALS OF THE PARTIES. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 1 TRANSFER OF SECURITIES AND PURCHASE PRICE; CLOSING . . . . . .  1

     Section 1.1    Sale of Securities . . . . . . . . . . . . . . . . .  1
     Section 1.2    Purchase Price . . . . . . . . . . . . . . . . . . .  2
     Section 1.3    Post-Closing Adjustment. . . . . . . . . . . . . . .  2
     Section 1.4    Manner of Payment. . . . . . . . . . . . . . . . . .  2
     Section 1.5    Closing. . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF WARREN . . . . . . . . . . .  2

     Section 2.1    ETC Organization . . . . . . . . . . . . . . . . . .  3
     Section 2.2    Powers of Attorney . . . . . . . . . . . . . . . . .  3
     Section 2.3    Capitalization . . . . . . . . . . . . . . . . . . .  3
     Section 2.4    Title to ETC Shares. . . . . . . . . . . . . . . . .  3
     Section 2.5    No Subsidiaries; Absence of Certain Agreements . . .  3
     Section 2.6    No Violations or Consents. . . . . . . . . . . . . .  3
     Section 2.7    Title to Assets and Property . . . . . . . . . . . .  4
     Section 2.8    Litigation . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.9    Limitation on ETC's Powers . . . . . . . . . . . . .  4
     Section 2.10   Absence of Changes . . . . . . . . . . . . . . . . .  4
     Section 2.11   Undisclosed Liabilities; Commitments . . . . . . . .  5
     Section 2.12   Environmental Matters. . . . . . . . . . . . . . . .  5
     Section 2.13   Employee Benefits. . . . . . . . . . . . . . . . . .  5
     Section 2.14   Labor Matters. . . . . . . . . . . . . . . . . . . .  5
     Section 2.15   Taxes. . . . . . . . . . . . . . . . . . . . . . . .  5
     Section 2.16   Third Party Obligations. . . . . . . . . . . . . . .  6
     Section 2.17   No Brokers . . . . . . . . . . . . . . . . . . . . .  6
     Section 2.18   Books and Records. . . . . . . . . . . . . . . . . .  6
     Section 2.19   Accounts Payable . . . . . . . . . . . . . . . . . .  6
     Section 2.20   Insurance Policies . . . . . . . . . . . . . . . . .  6
     Section 2.21   Transactions with Affiliates . . . . . . . . . . . .  6
     Section 2.22   Prohibited Practices . . . . . . . . . . . . . . . .  7
     Section 2.23   No Default . . . . . . . . . . . . . . . . . . . . .  7
     Section 2.24   Copies of Documents. . . . . . . . . . . . . . . . .  7
     Section 2.25   Disclosure . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. . . . . . . . .  8

     Section 3.1    ETLP Organization. . . . . . . . . . . . . . . . . .  8
     Section 3.2    Powers of Attorney . . . . . . . . . . . . . . . . .  8
     Section 3.3    Authority Relative to this Agreement . . . . . . . .  8

     Section 3.4    Capitalization . . . . . . . . . . . . . . . . . . .  8
     Section 3.5    Title to ETLP Interests. . . . . . . . . . . . . . .  9
     Section 3.6    No Subsidiaries; Absence of Certain Agreements . . .  9
     Section 3.7    No Violations or Consents. . . . . . . . . . . . . .  9
     Section 3.8    Title to Assets and Property . . . . . . . . . . . .  9
     Section 3.9    Litigation . . . . . . . . . . . . . . . . . . . . . 10
     Section 3.10   Limitation on ETLP's Powers. . . . . . . . . . . . . 10
     Section 3.11   Absence of Changes . . . . . . . . . . . . . . . . . 10
     Section 3.12   Undisclosed Liabilities; Commitments . . . . . . . . 10
     Section 3.13   Environmental Matters. . . . . . . . . . . . . . . . 10
     Section 3.14   Employee Benefits. . . . . . . . . . . . . . . . . . 11
     Section 3.15   Labor Matters. . . . . . . . . . . . . . . . . . . . 11
     Section 3.16   Taxes. . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 3.17   Third Party Obligations. . . . . . . . . . . . . . . 12
     Section 3.18   No Brokers . . . . . . . . . . . . . . . . . . . . . 12
     Section 3.19   Books and Records. . . . . . . . . . . . . . . . . . 12
     Section 3.20   Accounts Payable . . . . . . . . . . . . . . . . . . 12
     Section 3.21   Insurance Policies . . . . . . . . . . . . . . . . . 12
     Section 3.22   Transactions with Affiliates . . . . . . . . . . . . 12
     Section 3.23   Prohibited Practices . . . . . . . . . . . . . . . . 12
     Section 3.24   No Default . . . . . . . . . . . . . . . . . . . . . 12
     Section 3.25   Copies of Documents. . . . . . . . . . . . . . . . . 13
     Section 3.26   Disclosure . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . 13

     Section 4.1    Authority Relative to this Agreement . . . . . . . . 13
     Section 4.2    No Brokers . . . . . . . . . . . . . . . . . . . . . 14
     Section 4.3    Due Diligence and Accuracy of Sellers'
                     Representations . . . . . . . . . . . . . . . . . . 14

ARTICLE 5 ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 14

     Section 5.1    Conduct of Business of ETC and ETLP. . . . . . . . . 14
     Section 5.2    Investigation of Business and Properties . . . . . . 14
     Section 5.3    Public Announcements . . . . . . . . . . . . . . . . 14
     Section 5.4    Agreement to Consummate; Further Assurances. . . . . 15
     Section 5.5    Agreement Regarding Brokers. . . . . . . . . . . . . 15
     Section 5.6    Notice . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 5.7    Indemnification. . . . . . . . . . . . . . . . . . . 15
     Section 5.8    Tax Matters. . . . . . . . . . . . . . . . . . . . . 17
     Section 5.9    Assignment of Purchase Option. . . . . . . . . . . . 18
     Section 5.10   Warren Agreements. . . . . . . . . . . . . . . . . . 18
     Section 5.11   Limitation of Liability. . . . . . . . . . . . . . . 19
     Section 5.12   Use of ETC Name. . . . . . . . . . . . . . . . . . . 19

ARTICLE 6 CONDITIONS PRECEDENT TO CLOSING. . . . . . . . . . . . . . . . 19

     Section 6.1    General Conditions . . . . . . . . . . . . . . . . . 19
     Section 6.2    Conditions to Closing in Favor of the Sellers. . . . 20
     Section 6.3    Conditions to Closing in Favor of the Buyer. . . . . 20

ARTICLE 7 AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . 21

     Section 7.1    Amendment. . . . . . . . . . . . . . . . . . . . . . 21
     Section 7.2    Extension; Waiver. . . . . . . . . . . . . . . . . . 21

ARTICLE 8 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 22

     Section 8.1    Notices. . . . . . . . . . . . . . . . . . . . . . . 22
     Section 8.2    Fees and Expenses. . . . . . . . . . . . . . . . . . 23
     Section 8.3    Interpretation . . . . . . . . . . . . . . . . . . . 23
     Section 8.4    Counterparts . . . . . . . . . . . . . . . . . . . . 23
     Section 8.5    Miscellaneous. . . . . . . . . . . . . . . . . . . . 23
     Section 8.6    Survival . . . . . . . . . . . . . . . . . . . . . . 23

LIST OF EXHIBITS

     Exhibit A Assignment of Limited Partnership Interests by Kelcy L. Warren Exhibit B Assignment of Limited Partnership Interests by Flowstone, L.P. Exhibit C Assignment of Rights

LIST OF SCHEDULES

     Schedule A     Warren Disclosure Schedule
     Schedule B     Sellers' Disclosure Schedule

                       SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made June 6, 1995, by and between Kelcy Warren, individually ("Warren"), Flowstone L.P., a Texas limited partnership ("Flowstone") (Warren and Flowstone are collectively referred to as the "Sellers") and Cornerstone Pipeline Company, a Delaware corporation (the "Buyer").

                         RECITALS OF THE PARTIES:

     WHEREAS, Warren and Flowstone together own all of the limited partnership interests (the "ETLP Interests") of Energy Transfer I, Ltd., a Texas limited partnership ("ETLP");

     WHEREAS, Warren owns all of the issued and outstanding shares (the "ETC Shares") of the capital stock of Energy Transfer Corporation, a Texas corporation ("ETC") and the general partner of ETLP;

     WHEREAS, ETLP owns a portion of the Oletha gas gathering system (the "System") in Limestone County, Texas (the "Business"), which system is currently operated and managed by Cornerstone Natural Gas, Inc., the parent of Buyer ("Cornerstone"), for the benefit of ETLP and Energy Transfer II, Ltd., a Texas limited partnership ("ETLP-2");

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the ETC Shares and the ETLP Interests on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE 1
            TRANSFER OF SECURITIES AND PURCHASE PRICE; CLOSING

     SECTION 1.1 SALE OF SECURITIES. On the terms and subject to the conditions herein expressed and based on the representations, warranties, covenants and agreements contained herein, at the Closing (as hereinafter defined), Warren agrees to sell, transfer and assign the ETC Shares and Warren and Flowstone each agree to sell, transfer and assign the ETLP Interests (collectively the ETC Shares and ETLP Interests are sometimes referred to herein as the "Securities") to Buyer and Buyer agrees to purchase such ETC Shares and the ETLP Interests from Sellers. The effective date of the transactions contemplated by this Agreement is April 2, 1995 (the "Effective Date"), and the effective date for federal income tax purposes (the "Tax Effective Date") with respect to the transactions contemplated in this Agreement is the Closing Date.

     SECTION 1.2 PURCHASE PRICE. The aggregate purchase price payable to Sellers by Buyer (the "Purchase Price") for the Securities shall be Two Million, Eight Hundred Eighty Thousand Dollars ($2,880,000).

     SECTION 1.3 POST-CLOSING ADJUSTMENT. Within 60 days after Closing, Buyer and Sellers shall agree to an accounting whereby Sellers receive all revenues generated by operations prior to April 2, 1995, attributable to ETC and ETLP, less expenses, costs and expenditures incurred prior to April 2, 1995 and Buyer receives all revenues generated by operations on and after April 2, 1995, attributable to ETC and ETLP, less expenses, costs and expenditures incurred on and after April 2, 1995. Within 30 days after such accounting, any amounts due by one party to another shall be paid in full.

     SECTION 1.4 MANNER OF PAYMENT. The Purchase Price for the Securities shall be payable in the manner set forth in this Agreement by immediately available funds to each of the Sellers at Closing. All components of the Purchase Price shall be payable to the Sellers in the following percentages and amounts:



                                         Percentage of       Amount of
    Securities Sold   Sellers            Purchase Price      Purchase Price
    ---------------   -------            ---------------     ---------------
    ETC Shares        Kelcy L. Warren          2%            $   57,600
    ETLP Interests    Kelcy L. Warren          49%           $1,411,200
    ETLP Interests    Flowstone L.P.           49%           $1,411,200

     SECTION 1.5 CLOSING. The closing of this Agreement shall occur at the offices of Cornerstone Pipeline Company, 8080 N. Central Expressway, Suite 1200, Dallas, Texas 75206 10:00 a.m. on June 6, 1995 or such other date, time or place on which the parties hereto mutually agree, but in no event later than June 30, 1995. The time and date on which the closing hereunder occurs is herein called the "Closing" or the "Closing Date." At the Closing, Warren shall deliver to Buyer, stock certificates representing the ETC Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, and ETC shall immediately cancel such stock certificates and issue new stock certificates for an aggregate of 500 shares to Buyer. Warren and Flowstone shall deliver to Buyer, fully executed and acknowledged Assignments of Limited Partnership Interests in the forms attached hereto as EXHIBIT A and EXHIBIT B, respectively, and ETLP shall immediately reflect such assignment on the books and records of ETLP. Also, at the Closing, Sellers shall deliver to Buyer the documents required by Section 6.3 hereof. At the Closing, the Buyer shall deliver to the Sellers the Purchase Price and the documents required by Section 6.2 hereof.

                                 ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF WARREN

     Except as expressly set forth in the disclosure schedule delivered to Buyer by Warren contemporaneously with the execution hereof and attached hereto as SCHEDULE A (the "Warren Disclosure Schedule"), Warren hereby represents and warrants to Buyer as follows:

     SECTION 2.1 ETC ORGANIZATION. ETC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Warren has heretofore delivered to Buyer complete and correct copies of the Articles of Incorporation, Bylaws, minute book(s) and stock records of ETC as such are currently in effect.

     SECTION 2.2 POWERS OF ATTORNEY. There are no parties holding powers of attorney from ETC with respect to any matter.

     SECTION 2.3 CAPITALIZATION. The authorized capital stock of ETC consists of 5,000 shares of common stock, par value $1.00 per share (the "ETC Common Stock"), of which, as of the date hereof, 500 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable. At the date of this Agreement, there are no shares of Common Stock held in the treasury of ETC and there are no other shares of the capital stock of ETC. At the date hereof, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from ETC, any shares of its capital stock. No shares of ETC's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. There are no outstanding obligations of ETC to repurchase, redeem or otherwise acquire any capital stock or other securities of ETC.

     SECTION 2.4 TITLE TO ETC SHARES. Immediately prior to and at the Closing, Warren shall be the lawful owner of an aggregate of 500 shares of Common Stock (representing all of the outstanding shares of capital stock of ETC) and, on the Closing Date, shall hold all such shares free and clear of all liens, encumbrances or adverse claims of any kind or character. The ETC Shares were duly authorized, and are validly issued and outstanding, fully paid and non-assessable.

     SECTION 2.5 NO SUBSIDIARIES; ABSENCE OF CERTAIN AGREEMENTS. ETC does not have any Subsidiaries other than ETLP and Energy Transfer II, Ltd. As used in this Agreement, "Subsidiary" or "Subsidiaries" with respect to any entity shall mean any other entity of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors or similar governing body of such other entity is at the time directly or indirectly owned or controlled by such first entity, or by such first entity and one or more of its Subsidiaries. ETC is not subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes other than ETLP and Energy Transfer II, Ltd., and ETC is the general partner of both. There are no voting trusts, buy-sell agreements or other agreements by and between or among ETC or Warren or any other party, whether or not ETC is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the securities of ETC (including, but not limited to the ETC Common Stock) or the ownership thereof.

     SECTION 2.6 NO VIOLATIONS OR CONSENTS. Except as specified on the Warren Disclosure Schedule, neither the execution, delivery nor performance of this Agreement by Warren, the consummation by Warren of the transactions contemplated hereby nor compliance by Warren with any of the provisions hereof will (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of ETC,

(b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or, except for requirements for compliance, if any, with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which ETC is a party or by which ETC may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of ETC, or (d) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to ETC.

     SECTION 2.7 TITLE TO ASSETS AND PROPERTY. To the actual knowledge of Warren, the title (or other ownership interest) held by ETC and ETLP (either directly or indirectly) in all assets used in the operation of the System are free and clear of all liens and encumbrances except as set forth on the Warren Disclosure Schedule. Further, except as disclosed in the Warren Disclosure Schedule, to the actual knowledge of Warren, neither Warren nor ETC has received any notice of any action, suit or proceeding, pending or threatened against ETC, adverse to the ownership of ETC or ETLP and the right of ETC or ETLP to operate such gathering system under any permit, right of way, easement or lease under or on which such gathering system is located.

     SECTION 2.8 LITIGATION. Except as set forth on the Warren Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice ("Proceeding") pending or threatened against, or to the actual knowledge of Warren contemplated, relating to or in any way affecting any of ETC's properties or assets or any officer, director or shareholder of ETC relating to ETC, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality, court or authority (a "Governmental Body"). ETC does not have any of its properties or assets subject to any order, judgment, writ, decree or injunction. ETC is not subject to any administrative order from any regulatory or bank supervisory agency or engaged in any administrative proceeding.

     SECTION 2.9 LIMITATION ON ETC'S POWERS. To the actual knowledge of Warren, there no Proceedings or other actions pending by any federal or state regulatory body having authority over ETC to limit or impair any of ETC's powers, rights and privileges or to dissolve ETC.

     SECTION 2.10 ABSENCE OF CHANGES. Since January 1, 1995, the business of ETC has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of ETC; (b) any dividend declared or paid or distribution made on the capital stock of ETC, or any capital stock of ETC redeemed or repurchased; (c) any occurrence of long-term debt by ETC; (d) any salary, bonus or compensation increases to any officers, employees or agents of ETC;
(e) any pending or threatened litigation or disputes affecting ETC; or (f) any other change in the nature of, or the manner of conducting, the business of ETC, other than changes that neither have had, nor reasonably may be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Effect") on ETC.

     SECTION 2.11 UNDISCLOSED LIABILITIES; COMMITMENTS. ETC does not have any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that in the aggregate have or can reasonably be expected to have a Material Adverse Effect on ETC. ETC has in all material respects performed all contracts, agreements and commitments to which it is a party, and there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default. The Warren Disclosure Schedule sets forth all accrued liabilities for capital expenditures, work in progress or similar matters for which ETC is liable under any contract, authority for expenditures ("AFE") or similar binding commitment.

     SECTION 2.12 ENVIRONMENTAL MATTERS. Since the acquisition by ETLP of its portion of the System, to the actual knowledge of Warren, ETC has duly complied with, and its business, operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (a) air emissions, (b) discharges to surface water or ground water, (c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (e) other environmental, health or safety matters. To the actual knowledge of Warren, there is no Proceeding pending or threatened against ETC or contemplated, relating to the environment. ETC has not received written notice of any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the property or the operation of the business of ETC, or obligate (or potentially obligate) ETC to remedy, stabilize neutralize or otherwise alter the environmental condition of any property or to be responsible for any such action.

     SECTION 2.13 EMPLOYEE BENEFITS. ETC does not maintain any employee bonus, deferred compensation, stock purchase, stock option, severance pay, pension, profit sharing, stock bonus or thrift plan or any other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

     SECTION 2.14 LABOR MATTERS. ETC has been and continues to be in material compliance with all federal, state and other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours. No employment-related liability with respect to the termination of any employee, consultant or agent exists. There is neither pending nor threatened Proceedings with respect to any employment-related contract, agreement, covenant or obligation.

     SECTION 2.15 TAXES. All taxes, assessments and other governmental charges have been timely paid, and ETC has timely filed (and, through the Closing Date, will timely file) all federal, state and other tax returns required by law to be filed by it. All such tax reports or returns are true, complete and correct in all material respects with regard to ETC for the periods covered thereby. ETC is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency asserted against ETC, and there is no unpaid assessment, deficiency or delinquency in the payment of any of the taxes of ETC or, to the actual knowledge of Warren, any proposal for additional taxes or any violation of any federal, state, local or foreign tax law asserted by any taxing authority. There are no tax liens upon any properties or assets of ETC. No Internal Revenue Service, state or local audit, investigation or Proceeding of ETC is pending or threatened, or to the actual knowledge of Warren contemplated. ETC has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. ETC has not committed any violation of any federal, state, local or foreign tax laws. All monies required for the payment of taxes not yet due and payable with respect to the operations of ETC through and including the Closing Date have been approved, reserved against and entered upon ETC's books. All monies required to be withheld by ETC from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by ETC to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon ETC's books.

     SECTION 2.16 THIRD PARTY OBLIGATIONS. ETC is not obligated as a guarantor or surety or indemnitor under any contract or agreement and has not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person or entity.

     SECTION 2.17 NO BROKERS. Warren has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     SECTION 2.18 BOOKS AND RECORDS. The respective minute books, books of account, stock record books and other records of or relating to ETC, all of which have been or will be made available to Buyer, contain accurate and complete records of all corporate actions of the shareholders and Board of Directors (and committees thereof) of ETC during the periods of time in which such books and records were maintained.

     SECTION 2.19 ACCOUNTS PAYABLE. The Warren Disclosure Schedule contains a complete and accurate list of all ETC's accounts payable at the date of the Latest ETC Balance Sheet, showing the name of each account creditor and the amount due to each by invoice number and date.

     SECTION 2.20 INSURANCE POLICIES. The Warren Disclosure Schedule identifies all insurance policies of ETC in effect as of the date hereof by policy number, type, carrier and expiration. Warren has delivered to Buyer true, accurate and complete copies of all insurance policies of ETC. Each such policy is in full force and effect, with all premiums due on such policies on or prior to the Closing Date having been paid as and when due.

     SECTION 2.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Warren Disclosure Schedule, ETC has not engaged in any loans, leases, contracts or other transactions with Warren or any Seller, director, officer or employee of ETC, or any member of any such individual's family or any other affiliate of ETC.

     SECTION 2.22 PROHIBITED PRACTICES. Since the inception of ETC, there have been no violations of the Foreign Corrupt Practices Act, Money Laundering Control Act of 1986 or any similar state or federal statute relating to bribery, commercial bribery, money laundering or similar offenses by ETC or any of its agents. Neither ETC nor any officer, director, employee or agent of ETC (or any person acting on behalf of any of the foregoing) has since the date of ETC's inception, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder ETC or assist ETC in connection with any actual or proposed transaction, or engaged in any transaction that would constitute money laundering under any of the foregoing statutes.

     SECTION 2.23 NO DEFAULT. ETC is not in default under and no condition exists that with notice or lapse of time or both would constitute a default under (a) its Articles of Incorporation or Bylaws; (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which ETC is now a party or by which ETC or any of the assets of ETC is bound; or (c) any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority or other Governmental Body.

     SECTION 2.24 COPIES OF DOCUMENTS. Warren has delivered or made available to Buyer true, correct and complete copies of all documents listed on the Warren Disclosure Schedule.

     SECTION 2.25   DISCLOSURE.

          (a) Warren has fully provided the Buyer or its representatives with all the information that the Buyer has requested for deciding whether to consummate the purchase of the Securities pursuant to the terms and conditions of this Agreement.

          (b) No representation or warranty of Warren contained in this Agreement or made pursuant to this Agreement or statement in the Warren Disclosure Schedule contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          (c) No supplement to the Warren Disclosure Schedule will contain any untrue statement or will omit to state a material fact necessary in order to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

          (d) Other than facts which are known by Buyer or which should have been discovered by Buyer through a diligent review of ETC's books and records, there is no fact known to Warren which has specific application to ETC (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of ETC, which has not been set forth in this Agreement or the Warren Disclosure Schedule.


                                 ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Except as expressly set forth in the disclosure schedule delivered to Buyer by Sellers contemporaneously with the execution hereof and attached hereto as SCHEDULE B (the "Sellers' Disclosure Schedule"), Sellers hereby severally represent and warrant to Buyer as follows:

     SECTION 3.1 ETLP ORGANIZATION. ETLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Sellers have heretofore delivered to Buyer complete and correct copies of the Certificate of Limited Partnership and Agreement of Limited Partnership of ETLP as such are currently in effect.

     SECTION 3.2 POWERS OF ATTORNEY. There are no parties holding powers of attorney from ETLP with respect to any matter. ETLP does not maintain any securities or commodity trading account or other brokerage account.

     SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Sellers has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary parties. Each of the Sellers will take or cause to be taken all action that is necessary for the Sellers to complete the transactions to be completed by them pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by each of the Sellers and constitutes a legal, valid and binding obligation of each of the Sellers, in their respective capacities, enforceable against each of them in accordance with the terms of this Agreement.

     SECTION 3.4 CAPITALIZATION. The general and limited partnership interests of ETLP (the "ETLP Interests") are validly issued and outstanding, fully paid and nonassessable except as set forth in the ETLP Certificate of Limited Partnership and Agreement of Limited Partnership. At the date of this Agreement, ETC is the sole general partner of ETLP and no ETLP Interests are held by anyone other than Warren and Flowstone and there are no other interests of ETLP. At the date hereof, there are no outstanding options, warrants, rights or other commitments to issue or sell any interests or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from ETLP, any interests. No interests have been issued in violation of any preemptive rights or applicable federal or state securities laws. There are no outstanding obligations of ETLP to repurchase, redeem or otherwise acquire any interests or other securities of ETLP.

     SECTION 3.5 TITLE TO ETLP INTERESTS. Immediately prior to and at the Closing, ETC, Warren and Flowstone shall be the lawful owners of all of the partnership interests of ETLP (ETC owning 100% of the general partnership interest and Warren and Flowstone each owning 50% of the limited partnership interests) and, on the Closing Date, shall hold all such interests free and clear of all liens, encumbrances or adverse claims of any kind or character. The ETLP partnership interests were duly authorized, and are validly issued and outstanding, fully paid and non-assessable except as set forth in the ETLP Certificate of Limited Partnership and Agreement of Limited Partnership. The ETLP partnership interests are not subject to any preemptive rights.

     SECTION 3.6 NO SUBSIDIARIES; ABSENCE OF CERTAIN AGREEMENTS. ETLP does not have any Subsidiaries. As used in this Agreement, "Subsidiary" or "Subsidiaries" with respect to any entity shall mean any other entity of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors or similar governing body of such other entity is at the time directly or indirectly owned or controlled by such first entity, or by such first entity and one or more of its Subsidiaries. ETLP is not subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes other than the ETLP Certificate of Limited Partnership and Agreement of Limited Partnership. There are no voting trusts, buy-sell agreements or other agreements by and between or among ETLP or any of the Sellers or any other party, whether or not ETLP is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the interests or securities of ETLP or the ownership thereof other than the ETLP Certificate of Limited Partnership and Agreement of Limited Partnership.

     SECTION 3.7 NO VIOLATIONS OR CONSENTS. Except as set forth on the Sellers' Disclosure Statement, neither the execution, delivery nor performance of this Agreement by the Sellers, the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers with any of the provisions hereof will (a) conflict with or result in any breach or violation of any provision of the Certificate of Limited Partnership or Agreement of Limited Partnership of ETLP, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or, except for requirements for compliance with the HSR Act, if any, require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which any Seller or ETLP is a party or by which any Seller or ETLP may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of any of the Sellers, or (d) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Sellers or ETLP.

     SECTION 3.8 TITLE TO ASSETS AND PROPERTY. To the actual knowledge of Sellers, the title (or other ownership interest) held by ETLP (either directly or indirectly) in all assets used in the operation of the System are free and clear of all liens and encumbrances except as set forth on the Sellers' Disclosure Schedule. Further, except as disclosed in the Sellers' Disclosure Schedule, to the actual knowledge of Sellers, neither Sellers nor ETLP has received any notice of any action, suit or proceeding, pending or threatened against ETLP, adverse to the ownership of ETLP and the right of ETLP to operate such gathering system under any permit, right of way, easement or lease under or on which such gathering system is located.

     SECTION 3.9 LITIGATION. Except as set forth on the Sellers' Disclosure Schedule, there is no Proceeding pending or threatened against, or to the actual knowledge of each of the Sellers contemplated, relating to or in any way affecting any of the Sellers, ETLP or any of ETLP's properties or assets or any partner of ETLP relating to ETLP, at law or in equity, before any Governmental Body. ETLP does not have any of its properties or assets subject to any order, judgment, writ, decree or injunction. ETLP is not subject to any administrative order from any regulatory agency or engaged in any administrative proceeding.

     SECTION 3.10 LIMITATION ON ETLP'S POWERS. To the actual knowledge of Sellers, there are no Proceedings or other actions pending by any Governmental Body having authority over ETLP to limit or impair any of ETLP's powers, rights and privileges, to terminate deposit insurance or to dissolve ETLP.

     SECTION 3.11 ABSENCE OF CHANGES. Since January 1, 1995, the business of ETLP has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of ETLP; (b) any distribution declared or paid or made on the ETLP Interests or the ETLP general partnership interest, or any interests of ETLP redeemed or repurchased; (c) any occurrence of long-term debt by ETLP; (d) any salary, bonus or compensation increases to any partners, employees or agents of ETLP; (e) any pending or threatened litigation or disputes affecting ETLP; or (f) any other change in the nature of, or the manner of conducting, the business of ETLP, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on ETLP.

     SECTION 3.12 UNDISCLOSED LIABILITIES; COMMITMENTS. ETLP does not have any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that in the aggregate have or can reasonably be expected to have a Material Adverse Effect on ETLP. ETLP has in all material respects performed all contracts, agreements and commitments to which it is a party, and there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default. The Sellers' Disclosure Schedule sets forth all accrued liabilities for capital expenditures, work in progress or similar matters for which ETLP is liable under any contract, AFE or similar business commitment.

     SECTION 3.13 ENVIRONMENTAL MATTERS. Since the acquisition by ETLP of its portion of the System, to the actual knowledge of Sellers, ETLP has duly complied with, and its business, operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (a) air emissions, (b) discharges to surface water or ground water, (c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (e) other environmental, health or safety matters. To the actual knowledge of each of the Sellers, there is no Proceeding pending or threatened against ETLP or contemplated, relating to the environment. ETLP has not received written notice of any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the property or the operation of the business of ETLP, or obligate (or potentially obligate) ETLP to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property or to be responsible for any such action.

     SECTION 3.14 EMPLOYEE BENEFITS. ETLP does not maintain any employee bonus, deferred compensation, stock purchase, stock option, severance pay, pension, profit sharing, stock bonus or thrift plan or any other employee benefit plan (within the meaning of Section 3(3) of ERISA).

     SECTION 3.15 LABOR MATTERS. ETLP has been and continues to be in compliance with all federal, state and other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours. No employment-related grievance or liability with respect to the termination of any employee, consultant or agent exists. There is neither pending nor threatened Proceedings with respect to any employment-related contract, agreement, covenant or obligation.

     SECTION 3.16 TAXES. All taxes, assessments and other governmental charges have been timely paid, and ETLP has timely filed (and, through the Closing Date, will timely file) all federal, state and other tax returns required by law to be filed by it. All such tax reports or returns are true, complete and correct in all material respects with regard to ETLP for the periods covered thereby. ETLP is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency asserted against ETLP, and there is no unpaid assessment, deficiency or delinquency in the payment of any of the taxes of ETLP or, to the actual knowledge of each of the Sellers, any proposal for additional taxes or any violation of any federal, state, local or foreign tax law asserted by any taxing authority. There are no tax liens upon any properties or assets of ETLP. No Internal Revenue Service, state or local audit, investigation or Proceeding of ETLP is pending or threatened, or to the actual knowledge of each of the Sellers contemplated. ETLP has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. ETLP has not committed any violation of any federal, state, local or foreign tax laws. All monies required for the payment of taxes not yet due and payable with respect to the operations of ETLP through and including the Closing Date have been approved, reserved against and entered upon ETLP's books. All monies required to be withheld by ETLP from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by ETLP to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon ETLP's books.

     SECTION 3.17 THIRD PARTY OBLIGATIONS. ETLP is not obligated as a guarantor or surety or indemnitor under any contract or agreement and has not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person or entity.

     SECTION 3.18 NO BROKERS. None of the Sellers has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     SECTION 3.19 BOOKS AND RECORDS. The respective partnership books, books of account, and other records of or relating to ETLP, all of which have been or will be made available to Buyer, contain accurate and complete records of all partnership actions of the general and limited partners of ETLP during the periods of time in which such books and records were maintained.

     SECTION 3.20 ACCOUNTS PAYABLE. The Sellers' Disclosure Schedule contains a complete and accurate list of all ETLP's accounts payable at the date of the Latest ETLP Balance Sheet, showing the name of each account creditor and the amount due to each by invoice number and date.

     SECTION 3.21 INSURANCE POLICIES. The Sellers' Disclosure Schedule identifies all insurance policies of ETLP in effect as of the date hereof by policy number, type, carrier and expiration. The Sellers have delivered to Buyer true, accurate and complete copies of all insurance policies of ETLP. Each such policy is in full force and effect, with all premiums due such policies on or prior to the Closing Date having been paid as and when due.

     SECTION 3.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Sellers' Disclosure Schedule, ETLP has not engaged in any loans, leases, contracts or other transactions with any Seller, director, officer or employee of ETLP, or any member of any such individual's family or any other Affiliate of ETLP.

     SECTION 3.23 PROHIBITED PRACTICES. Since the inception of ETLP, there have been no violations of the Foreign Corrupt Practices Act, Money Laundering Control Act of 1986 or any similar state or federal statute relating to bribery, commercial bribery, money laundering or similar offenses by ETLP or any of its agents. Neither ETLP nor any officer, director, employee or agent of ETLP (or any person acting on behalf of any of the foregoing) has since the date of ETLP's inception, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder ETLP or assist ETLP in connection with any actual or proposed transaction, or engaged in any transaction that would constitute money laundering under any of the foregoing statutes.

     SECTION 3.24 NO DEFAULT. ETLP is not in default under and no condition exists that with notice or lapse of time or both would constitute a default under (a) its Certificate or Agreement of Limited Partnership; (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which ETLP is now a party or by which ETLP or any of the assets of ETLP is bound; or (c) any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority or other Governmental Body.

     SECTION 3.25 COPIES OF DOCUMENTS. The Sellers have delivered or made available to Buyer true, correct and complete copies of all documents listed on the Sellers' Disclosure Schedule.

     SECTION 3.26   DISCLOSURE.

          (a) Sellers have fully provided the Buyer or its representatives with all the information that the Buyer has requested for deciding whether to consummate the purchase of the Securities pursuant to the terms and conditions of this Agreement.

          (b) No representation or warranty of Sellers contained in this Agreement or made pursuant to this Agreement or statement in the Sellers' Disclosure Schedule contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          (c) No supplement to the Sellers' Disclosure Schedule will contain any untrue statement or will omit to state a material fact necessary in order to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

          (d) Other than facts which are known by Buyer or which should have been discovered by Buyer through a diligent review of ETLP's books, records and properties, there is no fact known to any Seller which has specific application to any Seller or ETLP (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of ETLP which has not been set forth in this Agreement or the Sellers' Disclosure Schedule.


                                  ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows, regardless of what investigations, if any, Sellers shall have made prior hereto:

     SECTION 4.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer is a corporation duly organized and in good standing under the laws of the state of its incorporation, and Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Buyer acknowledges that (i) Warren is an officer and director of Cornerstone and an officer and director of Buyer, (ii) Ray Davis is an officer and director of Cornerstone and a director of Buyer and (iii) Ben Cook is a director of Cornerstone and both Messrs. Davis and Cook own interests in Flowstone L.P. The relationship and financial interests of Sellers in this transaction have been fully disclosed to the Board of Directors of Buyer, and after such disclosure, this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     SECTION 4.2 NO BROKERS. The Buyer has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     SECTION 4.3 DUE DILIGENCE AND ACCURACY OF SELLERS' REPRESENTATIONS. Buyer has undertaken a diligent review of ETC's and ETLP's records, files and properties, and Buyer is managing and operating, and has managed and operated, the System. Buyer does not have actual knowledge that any representations or warranty made by Sellers in this Agreement or in any other document delivered in connection herewith that is inaccurate or untrue.


                                  ARTICLE 5
                            ADDITIONAL AGREEMENTS

     SECTION 5.1 CONDUCT OF BUSINESS OF ETC AND ETLP. After the date hereof and prior to the Closing Date, ETC and ETLP shall, unless prior written consent of the Buyer is received, conduct their respective operations according to their respective normal courses of business.

     SECTION 5.2 INVESTIGATION OF BUSINESS AND PROPERTIES. Warren, with respect to ETC, and, to the extent reasonably possible as limited partners of ETLP, Warren and Flowstone, with respect to ETLP, have and shall continue to provide Buyer or a designee of Buyer the opportunity to review, observe and examine the business and operations of ETC and ETLP, as the case may be, as so conducted. Buyer may make or cause to be made such continuing investigation of the business and properties of ETC or ETLP and of their respective financial and legal condition as Buyer deems appropriate or advisable to familiarize himself therewith, provided such investigation shall not unreasonably interfere with the normal operations of ETC or ETLP.
Sellers agree to permit, or as appropriate, request that ETC permit, as general partner, the Buyer and its accountants, counsel and other representatives to have reasonable access to the premises, books and records of ETC and ETLP, as the case may be. Sellers shall cause ETC and ETLP, as the case may be, or as appropriate, request that ETC permit, as general partner, furnish Buyer with such financial and operating data and other information with respect to the business and properties of ETC and ETLP, as the case may be, as Buyer shall from time to time reasonably request in accordance with this Section.

     SECTION 5.3 PUBLIC ANNOUNCEMENTS. The parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, shall not issue any such press release or make any such public statement prior to such consultation, and shall consult with each other as to form and substance of other public disclosures related thereto; provided however, that nothing contained herein shall prohibit either party from making any disclosure that is required by law.

     SECTION 5.4 AGREEMENT TO CONSUMMATE; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to do all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions in Article VI hereof and to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including, but not limited to, providing information and making application for, and the obtaining of, all consents, authorizations, orders, notices and approvals of any Governmental Body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the transactions contemplated hereby to be consummated. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. No party to this Agreement shall take or cause to be taken any action that would cause the representations, warranties or statements expressed herein to be untrue or incorrect on the Closing Date or to prevent compliance with any of the covenants or agreements expressed in this Agreement.

     SECTION 5.5 AGREEMENT REGARDING BROKERS. Each party agrees that it will pay or dispute, and indemnify and hold the other parties harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

     SECTION 5.6 NOTICE. Each of the Sellers shall promptly give notice to the Buyer upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of the Sellers' representations, warranties or statements herein being or becoming untrue. The Buyer shall promptly give notice to each of the Sellers upon becoming aware of the occurrence or failure to occur, of any event that would cause or constitute, any of the Buyer's representations, warranties, or statements herein being or becoming untrue.

     SECTION 5.7    INDEMNIFICATION.

          (a) Subject to the terms of Section 5.11 below, including, without limitation, the limitation of liability as set forth therein, each Seller shall severally, and not jointly, indemnify and hold Buyer and its assignees harmless from and against, and promptly reimburse the Buyer and its assignees for, any and all loss, claim, expense, damage, deficiency, penalty, interest, fine, clean-up cost, liability or obligation, including investigative and settlement costs and attorneys' fees and court costs, imposed on, incurred by or asserted against the Buyer or its assignees in any way arising out of or in connection with any breach of any covenant or agreement of such Seller or the failure of such Seller to perform any of its respective obligations contained herein or any breach of any representation or warranty contained herein, including, in the case of Warren, any breach of any representation or warranty of

     Warren contained in Article 2 hereof and including any breach of any representations or warranty of a Seller contained in Article 3 hereof, or in any document delivered pursuant hereto (each, an "Action").

          (b) Promptly, or in any event within ten (10) days (in the case of service of legal process) or within thirty (30) days (in the case of any other claim) of receipt by Buyer (the Buyer, for such purposes, being hereinafter referred to as an "INDEMNIFIED PARTY") of notice of any Action against such Indemnified Party that might give rise to a claim for indemnification of such Indemnified Party pursuant to the terms of this Agreement, the Indemnified Party shall give written notice thereof to the Sellers (each Seller, for purposes of this Section 5.7, being hereinafter referred to as an "INDEMNIFYING PARTY") indicating the nature of such Action and the basis therefor. Failure to give any notice provided hereunder shall in no way be deemed a forfeiture of any Indemnified Party's rights to be indemnified hereunder unless the failure to give any such notice materially prejudices the Indemnifying Party.

          (c) At any time after any Indemnified Party gives notice to an Indemnifying Party of an Action being made against such Indemnifying Party for which a claim for indemnity is being asserted, to the extent that such Action is not being defended by any third party under the terms of any applicable insurance policies, the Indemnified Party shall permit the Indemnifying Party, at the option and expense of the Indemnifying Party, to assume the complete defense of such Action with full authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided) and the Indemnified Party will reasonably cooperate in such defense. In order to assume such defense, the Indemnifying Party must notify the Indemnified Party in writing of its election to do so within twenty (20) days of receipt of notice of the Action from the Indemnified Party; in the event that the Indemnifying Party does not so notify the Indemnified Party within such twenty (20) day period, the Indemnifying Party shall be deemed to have elected not to assume such defense. The Indemnifying Party will not, in defense of any such Action, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all claims and/or liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such Action, as provided above, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred at the request of the Indemnifying Party by the Indemnified Party in connection with the defense thereof. As to those Actions with respect to which the Indemnifying Party does not elect to assume control of the defense, (a) the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at the Indemnifying Party's own cost and expense; (b) the Indemnified Party will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party; and (c) the Indemnifying Party agrees to reasonably cooperate in such defense. The Indemnifying Party shall make payments to the Indemnified Party, pursuant to the provisions hereof, with respect to Actions of third parties as follows: with respect to out-of-pocket expenses of the Indemnified Party, on demand as incurred, and, with respect to amounts and fees owed to third parties, to the extent not paid directly to such third parties by the Indemnifying Party, on demand at the time of payment by the Indemnified Party to such third party.

     SECTION 5.8    TAX MATTERS.  (a)   BUYER INDEMNIFICATION.  Buyer shall
indemnify and hold harmless Sellers against any federal income tax liability realized (including without limitation, deficiencies, interest and penalties) relating to ETC or ETLP for any taxable period commencing after the Tax Effective Date.

     (b) SELLERS INDEMNIFICATION. Sellers shall be liable for and shall indemnify and hold harmless Buyer from and against all amounts of any realized liabilities for federal income taxes (including without limitation, deficiencies, interest and penalties) of ETC or ETLP for any taxable period ending before or including the Tax Effective Date.

     (c) PREPARATION OF INCOME TAX RETURNS. Sellers and Buyer shall cooperate in the preparation and filing in a timely fashion, all appropriate and necessary federal, state and other income tax returns, reports and estimates, the filing of which is required for the lawful conduct of business ("Income Tax Returns") which include the results of operation of ETC or ETLP ("Operations") for all periods ending prior to or on the Tax Effective Date. Sellers shall pay or discharge any and all federal, state and local income taxes assessments, interests, penalties or deficiencies for which ETC or ETLP may be held liable as a result of Income Tax Returns required to be filed by or on behalf of ETC or ETLP ("Tax") with respect to any taxable periods or years ending prior to or on the Tax Effective Date.

     (d) TAX AUDITS. Sellers shall be responsible for any audit or other proceeding involving a taxing period ending on or prior to the Tax Effective Date which involves a federal income tax or any other tax liability of ETC or ETLP. Sellers and Buyer shall cooperate with each other in the conduct of any audit or other proceedings.

     (e) COOPERATION. Buyer agrees to give to Sellers prompt written notice of any claim, demand, action, suit, proceeding, audit or assessment raised, brought, threatened, made or commenced against ETC or ETLP that relates to any matter to which the foregoing indemnification provisions shall apply and agrees further, except as provided below, not to make any admission or effect any settlement with respect to any such claim without the written consent of Sellers.

     (f) DEFENSE BY SELLERS. If any claim shall be made or any action or proceeding shall be commenced against Buyer, ETC or ETLP in respect of any liability, obligation or claim to which the foregoing indemnity relates, Sellers shall have the right, at their own expense, to undertake the defense of any such claim, action or proceeding by written notice given to Buyer at any time before the final determination thereof, and Sellers shall further have the right in their sole discretion to settle any such claim, action or proceeding by payment to the complainant.

     (g) ASSUMPTION OF DEFENSE. If Sellers shall, within a reasonable time after receipt of notice by Buyer, fail to defend a claim subject to this indemnification, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle

(exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of Sellers.

     (h) OTHER TAX MATTERS. Sellers and Buyer hereby covenant and agreed that, except as otherwise provided above, Buyer, ETC or ETLP shall timely prepare and file, or cause to be timely prepared and filed, all applicable state and local tax returns or other similar reports for all taxes of ETC and/or ETLP which relate to taxable periods ending subsequent to the Tax Effective Date and are due subsequent to the Tax Effective Date, but which relate to periods or transactions which elapsed or occurred on or prior to the preceding sentence. Sellers shall reimburse ETC or ETLP, as the case may be, for any taxes paid in connection with returns filed pursuant to this
Section 5.8(h) attributable to state and local taxes for operations of Sellers and their respective affiliates prior to or including the Tax Effective Date.

     SECTION 5.9 ASSIGNMENT OF PURCHASE OPTION. ETLP owns that portion of the System, which was acquired by ETLP pursuant to the terms of that certain Bill of Sale, Assignment and Deed (with Vendor's Lien Reserved) dated April 1, 1993 (the "Assignment") from Ben H. Cook, H&S Production, Inc., Palo Verde Oil Company, Sandollar Oil & Gas, Inc., S&P Co. and Gary S. Swindell (collectively, the "Assignors") to ETLP. Pursuant to paragraph 6 of the Assignment, Assignors reserved certain rights, including, among other things, an option to purchase the System (the "Purchase Option") in the event (a) the System or any interest in the System is sold or otherwise transferred by ETLP (whether voluntary, involuntary or by operation of law), (b) ETC should for any reason cease to be the sole general partner of ETLP or (c) Warren should for any reason cease to be the President of ETC, actively serving as such. The obligations of ETLP under the Assignment are secured by that certain Deed of Trust and Security Agreement - Financing Statement dated April 1, 1993 ("Deed of Trust") from ETLP to Jon P. Stephenson covering the System and by that certain Security Agreement and Collateral Assignment (Financing Statement) dated April 1, 1993 ("Collateral Agreement") covering certain collateral. The Buyer acknowledges the restrictions on the System imposed by the Assignment, Deed of Trust and Collateral Assignment and other related documents. In connection and concurrently with the sale of Securities contemplated hereby, Sellers agree to obtain an assignment of the rights, title and interest in the Purchase Option of at least 55% in interest of the Assignors, such assignment to be in the form of the Assignment of Rights attached hereto as EXHIBIT C.

     SECTION 5.10 WARREN AGREEMENTS. Warren agrees to actively serve as President of ETC until the 10 year anniversary of this Agreement. Warren agrees to indemnify and hold harmless the Buyer, ETC, ETLP and Cornerstone from and against all losses and damages incurred or suffered by the Buyer, ETC, ETLP and/or Cornerstone by reason of, in connection with, or arising out of, Warren's ceasing to be and actively serving as President of ETC for any reason other than (a) death, (b) an extended or permanent physical or mental disability preventing Warren from actively serving as President of ETC, (c) termination of Warren's agreement set forth above, including, but not limited to damages, costs or losses suffered or incurred by reason of the exercise by Assignors of the Purchase Option contained in paragraph 6 of the Assignment; provided, however, in no event shall Warren have any liability for the failure to actively serve as the President of ETC after the Purchase Option has, by its terms, terminated; provided further that in no event shall

Warren's aggregate liability under this Agreement exceed Warren's share of the Purchase Price as set forth in Section 1.4.

     SECTION 5.11 LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, (a) each Seller shall be severally liable, but not jointly liable, for any and all claims against such Seller relating to this Agreement ("Claims"); (b) any Seller's liability for any Claim shall be limited to, in the aggregate, and shall in no circumstances exceed, the amount of the Purchase Price received by such Seller under Section 1.4 hereof; and (c) except with respect to claims against Warren under Section 5.10 (which claims are not limited as provided in this Section 5.11(c)), the maximum liability for any Claim under Section 5.11(b) for any particular Seller shall be further reduced by the proportion of the earnings before interest, taxes and depreciation ("EBITD") generated by the System for the Buyer and its successors and permitted assigns since the Effective Date that is equal to the proportionate interest of such Seller in the Purchase Price as set forth in Section 1.4 hereof.

     SECTION 5.12 USE OF ETC NAME. Upon 30 days written notice, Warren shall have the right to require that Buyer effect a change of name for ETC and Warren shall thereafter have the right to use the name Energy Transfer Corporation or a similar name; provided, however, that in no event shall Buyer be required to effect a name change if the name change would result in the triggering of any Assignor's right to exercise their respective Purchase Option.

                                 ARTICLE 6
                      CONDITIONS PRECEDENT TO CLOSING

     SECTION 6.1 GENERAL CONDITIONS. Consummation of the transactions contemplated hereby shall be subject to the fulfillment at the Closing Date of each of the following conditions:

          (a) NO INJUNCTION. No court having jurisdiction shall have issued, to the knowledge of any of the Sellers or the Buyer, an injunction preventing the consummation of the transactions contemplated hereby that shall not have been stayed or dissolved at the Closing Date.

          (b) PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

          (c) HSR ACT. All applicable waiting periods under the HSR Act shall have expired or been terminated.

          (d) ASSIGNMENT OF PURCHASE OPTION. Buyer has received executed assignments of the Purchase Option in the form and percentages required pursuant to Section 5.9 have been obtained.

     SECTION 6.2 CONDITIONS TO CLOSING IN FAVOR OF THE SELLERS. Consummation of the transactions contemplated hereby shall be subject to the fulfillment, to the satisfaction of the Sellers, or written waiver, at or before the Closing Date, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations, warranties and statements of the Buyer contained in this Agreement and the Exhibits hereto shall be true, correct and complete in all material respects as of the date of this Agreement and shall also be true, correct and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as if made on the Closing Date; and the Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (b) BUYER' CERTIFICATE. The Buyer shall have delivered to Sellers a certificate, dated the Closing Date, on behalf of the Buyer to the effect that (i) it is familiar with the provisions of this Agreement,
     (ii) the conditions specified in Section 6.1 and in paragraph (a) of this Section 6.2 have been satisfied in all material respects and
     (iii) Buyer has complied with all material respects with its covenants and agreements contained herein.

     SECTION 6.3    CONDITIONS TO CLOSING IN FAVOR OF THE BUYER.
Consummation of the transactions contemplated hereby shall be subject to the fulfillment, to the satisfaction of the Buyer, or written waiver, at or before the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The representations, warranties and statements of the Sellers contained in this Agreement, the Exhibits hereto and the Sellers' Disclosure Schedule and of Warren in the Warren Disclosure Schedule shall be true, correct and complete in all material respects as of the date of this Agreement and shall also be true, correct and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as if made at and as of the Closing Date; and the Sellers shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

          (b) WARREN CERTIFICATE. Warren shall have delivered to the Buyer a certificate, dated the Closing Date, to the effect that (i) he is familiar with the provisions of this Agreement, (ii) the conditions specified in Section 6.1 and in paragraph (a) of this Section 6.3 have been fully satisfied, (iii) the Warren Disclosure Schedule and the Sellers' Disclosure Schedule are true, correct and complete as of the Closing Date and (iv) Warren has complied in all material respects with his covenants and agreements contained herein.

          (c) FLOWSTONE CERTIFICATE. Flowstone shall have delivered to the Buyer a certificate, dated the Closing Date, to the effect that (i) it is familiar with the provisions of this Agreement, (ii) the conditions specified in Section 6.1 and in paragraph (a) of Section 6.3 have been fully satisfied, (iii) the Sellers' Disclosure Schedule is true, correct and complete as of the Closing Date and (iv) Sellers have complied in all material respects with their respective covenants and agreements contained herein.

          (d) GOVERNMENTAL CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for or in connection with, the operating or business of ETC and ETLP shall have been obtained or will be made, all on terms and conditions acceptable to Buyer in its sole discretion.

          (e) LEGISLATION. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the transactions contemplated hereby or any of the conditions to the consummation of the transactions contemplated hereby or that does or would have a Material Adverse Effect on either ETC or ETLP.

          (f) FINANCING. Buyer shall have obtained financing for the purchase of the ETC Shares and ETLP Interests on terms and conditions satisfactory to Buyer in its sole discretion.

          (g) PURCHASE OF ALL SECURITIES. Buyer shall receive (i) certificates evidencing all of the ETC Shares and (ii) Assignments of Limited Partnership Interests transferring all of the ETLP Interests.


                                 ARTICLE 7
                           AMENDMENT AND WAIVER

     SECTION 7.1 AMENDMENT. This Agreement and the Exhibits and Schedules hereto may be amended by the parties hereto at any time; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

     SECTION 7.2 EXTENSION; WAIVER. At any time prior to the Closing Date, any corporate party hereto that is entitled to the benefits hereof, by action taken by its Board of Directors or a duly authorized officer, may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties to the Agreement contained herein or in any Exhibit or Schedule to this Agreement or in any document delivered pursuant hereto or thereto, and
(c) in whole or in part, waive compliance with any of the agreements of any of the other parties to this Agreement or conditions contained in this Agreement. Any agreement on the part of any party to this Agreement to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.

                                 ARTICLE 8
                            GENERAL PROVISIONS

     SECTION 8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, telecopy or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice).

          (a)  If to Warren:

               Mr. Kelcy L. Warren
               8080 North Central Expressway, Suite 1200
               Dallas, Texas  75206
               Telecopy:  (214) 739-8251

               with a copy to:

               Worsham, Forsythe & Wooldridge
               Energy Plaza
               1601 Bryan, 30th Floor
               Dallas, Texas 75201
               Attention:  Mr. Scott H. Matheson
               Telecopy:  (214) 880-0011

          (b)  If to Flowstone:

               Mr. Ray Davis
               8080 North Central Expressway, Suite 1200
               Dallas, Texas  75206
               Telecopy:  (214) 739-8251

          (c)  If to Buyer:

               Cornerstone Pipeline Company
               8080 North Central Expressway, Suite 1200
               Dallas, Texas 75206
               Attention: Kelly Jameson
               Telecopy:  (214) 739-8251

               with a copy to:

               Arter, Hadden, Johnson & Bromberg
               1717 Main Street, Suite 4100
               Dallas, Texas  75201
               Attention:  Joseph A. Hoffman, Esq.
               Telecopy:  (214) 741-7139

     SECTION 8.2 FEES AND EXPENSES. Except as otherwise provided herein, each party to this Agreement shall bear his, their or its own expenses in negotiating, executing and delivering this Agreement and any related documents and in preparing for the Closing.

     SECTION 8.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

     SECTION 8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 8.5 MISCELLANEOUS. This Agreement, including the Exhibits and Schedules hereto, (a) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the transactions contemplated hereby; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Texas without regard to conflict of law provisions.

     SECTION 8.6 SURVIVAL. Except for the obligations of and agreements of Warren under Section 5.10 which are for a ten (10) year period, each representation, warranty, obligation, covenant and agreement of the respective parties shall survive the Closing for a period of two (2) years. The parties hereof agree that any action, suit or proceeding brought in connection with this Agreement must be brought prior to two (2) years from the date of Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or by themselves individually.

                              SELLERS:

                              WARREN:


                              ___________________________________
                              Kelcy L. Warren

                              FLOWSTONE:

                              Flowstone L.P.

                              By:  ________________________________
                                   Ray Davis, General Partner

                              AND

                              BUYER:

                              CORNERSTONE PIPELINE COMPANY


                              By:


                                   ________________________________
                                   Name:     Robert L. Cavnar

                                   ________________________________
                                   Title:    Senior Vice President,
                                             Chief Financial Officer

                                 EXHIBIT A

                ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
                              BY KELCY WARREN


                                 EXHIBIT B

                ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
                             BY FLOWSTONE L.P.

                                 EXHIBIT C

                           ASSIGNMENT OF RIGHTS

                                SCHEDULE A

                        WARREN DISCLOSURE SCHEDULE


                                SCHEDULE B

                       SELLERS' DISCLOSURE SCHEDULE